Exhibit 99.1

Contacts:
Investor Relations	Media Relations:
Gary Kohn, 303-967-8276	Colin Wheeler, 303-967-6553
gary.kohn@firstdata.com	colin.wheeler@firstdata.com

First Data Reports Third Quarter Results

Western Union Consumer-to-Consumer Transactions Up 22%

Merchant Transactions Grew 13%

Denver, October 14, 2005 – First Data Corp. (NYSE: FDC) today reported its financial results for the third quarter of 2005. Consolidated revenue for the quarter was $2.7 billion. Net income for the quarter was $422 million, or $0.54 per share on a GAAP basis. Cash flow from operating activities for the quarter was $796 million, and $1.7 billion year-to-date.

Earnings per share included $0.07 of items, half of which related to Concord integration expenses, with the remainder related to the Encorus mobile payments business. Results for the quarter also included a $0.01 gain related to the sale of the company’s remaining interest in International Banking Technologies, and other items.

Commenting on the results, Charlie Fote, chairman and chief executive officer said, “We are very encouraged by our results this quarter. Our results reflect the second half performance improvements in our Payments and Merchant businesses that we had anticipated. Western Union consumer-to-consumer transaction growth of 22% led to excellent Payments segment results. Transaction growth of 13% and solid international performance contributed to strong growth in the Merchant segment. At the same time, we continue to take steps to improve the performance of our Card business.”

In the third quarter, 6.1 million shares were repurchased for $251 million at an average price of $41.45, leaving an authorized $1.3 billion in the company’s buyback program.

Commenting on the outlook, Fote continued, “Third quarter growth, coupled with our recent business wins, including the combination of the Chase and Paymentech alliances, the new Citibank alliance and international acquisitions, put us on solid footing as we move into 2006.”

Third Quarter Segment Results

Payment Services reported revenue of $1.1 billion, a 12% increase, and operating profit of $361 million, up 8%.

Western Union money transfer, representing 86% of Payment Services’ revenue, delivered outstanding performance in the third quarter, driven by strong consumer-to-consumer transaction growth of 22%. Money transfer revenue increased 14%, with an operating profit margin of 35%. Money transfer operating profit increased 16% in the third quarter.

Merchant Services reported revenue of $1.1 billion, up 8%. Operating profit was $266 million, up 7%. Margin for the quarter was 25%. Transaction growth was up 13%.

Card Issuing Services reported revenue of $594 million and operating profit of $116 million, down 4% and 25% respectively. Margin for the quarter was 20%.

Conference Call and Webcast

Charlie Fote, chairman and chief executive officer; Kim Patmore, chief financial officer; Scott Betts, president domestic enterprise payments; and Gary Kohn, vice president investor relations will host a conference call today at 8:00 am EDT to discuss the company’s third quarter results. The conference call can be accessed by calling 888-831-9087 in the U.S. or +1-210-234-0062 internationally and entering the passcode: FDC. A broadcast of the call will be available on the company’s Web site at www.firstdata.com. Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call. The call will be open to the public.

A replay of the conference call will be available one hour after the call concludes through October 21 at 5:00 pm EDT at 866-359-6498 (U.S.) or +1-203-369-0155 (outside the U.S.) and via webcast at www.firstdata.com.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

About First Data

First Data Corp. (NYSE: FDC) is a leading provider of electronic commerce and payment solutions for businesses and consumers worldwide. Serving 4.1 million merchant locations, 1,500 card issuers and millions of consumers, First Data powers the global economy by making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. The company’s portfolio of services and solutions includes credit, debit, private-label, smart and stored-value card issuing and merchant transaction processing services; money transfer services; money orders; fraud protection and authentication solutions; check guarantee and verification services through TeleCheck; as well as Internet commerce and mobile solutions. Western Union and its subsidiary, Orlandi Valuta, together make up one of the world’s largest money transfer networks with approximately 242,000 Agent locations in more than 200 countries and territories. The company’s STAR Network offers PIN-secured debit acceptance at 1.7 million ATM and retail locations. For more information, visit www.firstdata.com.

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the revenue and earnings projections, are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) no unanticipated developments that delay or negatively impact the integration of Concord EFS, Inc. according to the Company’s integration plans, including its plans to integrate IT systems, eliminate duplicative overhead and costs, and retain customers and critical employees; (b) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (c) successful conversions under service contracts with major clients; (d) renewal of material contracts in the Company’s business units consistent with past experience; (e) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (f) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (g) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (h) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (i) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (j) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (k) anticipation of and response to technological changes, particularly with respect to e-commerce; (l) attracting and retaining qualified key employees; (m) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (n) continuation of the existing interest rate environment so as to avoid increases in agent fees related to Payment Services’ products and increases in interest on the Company’s borrowings; (o) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly in high-volume corridors, without a corresponding increase in volume or consumer fees; (p) continued political stability in countries in which Western Union has material operations; (q) implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; (r) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (s) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (t) no material breach of security of any of our systems; and (u) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended September 30,
	2005	2004	Change
Revenues:
Transaction and processing service fees:
Payment Services	$1,091.7	$950.1	15%
Merchant Services	779.5	717.1	9%
Check verification and guarantee services	94.0	103.6	-9%
Card Issuing Services	387.4	440.3	-12%
All other	26.6	28.9	-8%
Investment income, net	(13.9)	8.9	NM
Professional services	22.1	21.8	1%
Software licensing and maintenance	15.2	13.5	13%
Product sales and other	128.4	106.2	21%
Reimbursable postage and other	148.2	145.5	2%

	2,679.2	2,535.9	6%

Expenses:
Cost of services	1,430.0	1,299.9	10%
Cost of products sold	74.5	54.2	37%
Selling, general and administrative	403.0	384.1	5%
Reimbursable postage and other	148.2	145.5	2%
Other operating expenses:
Restructuring, net	4.1	14.1	NM
Impairments	27.6	0.5	NM
Litigation and regulatory settlements	(1.5)	17.0	NM
Other	(1.5)	—	NM

	2,084.4	1,915.3	9%

Operating profit	594.8	620.6	-4%

Other income (expense):
Interest income	5.6	8.1	-31%
Interest expense	(59.9)	(34.0)	76%
Investment gains and (losses)	1.0	11.8	NM
Divestitures, net	9.3	—	NM

	(44.0)	(14.1)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	550.8	606.5	-9%
Income taxes	148.7	168.8	-12%
Minority interest	(40.0)	(25.0)	60%
Equity earnings in affiliates	59.4	46.2	29%

Income from continuing operations	421.5	458.9	-8%
Income from discontinued operations, net of taxes of $0 and $11.7, respectively (a)	—	1.7	NM

Net income	$421.5	$460.6	-8%

Earnings per share from continuing operations:
Basic	$0.55	$0.54	2%
Diluted	$0.54	$0.54	0%
Earnings per share:
Basic	$0.55	$0.55	0%
Diluted	$0.54	$0.54	0%
Weighted-average shares outstanding:
Basic	769.2	844.6	-9%
Diluted	778.7	857.7	-9%
Shares outstanding at end of period	765.5	829.8	-8%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Nine Months Ended September 30,
	2005	2004	Change
Revenues:
Transaction and processing service fees:
Payment Services	$3,107.9	$2,708.1	15%
Merchant Services	2,222.8	2,026.4	10%
Check verification and guarantee services	280.3	304.2	-8%
Card Issuing Services	1,193.4	1,248.3	-4%
All other	90.1	97.5	-8%
Investment income, net	(41.2)	105.8	NM
Professional services	65.9	70.4	-6%
Software licensing and maintenance	43.4	45.5	-5%
Product sales and other	341.3	278.4	23%
Reimbursable postage and other	466.7	438.8	6%

	7,770.6	7,323.4	6%

Expenses:
Cost of services	4,185.3	3,767.7	11%
Cost of products sold	192.7	158.7	21%
Selling, general and administrative	1,201.6	1,160.2	4%
Reimbursable postage and other	466.7	438.8	6%
Other operating expenses:
Restructuring, net	14.3	50.9	NM
Impairments	26.8	7.4	NM
Litigation and regulatory settlements	(1.4)	32.4	NM
Other	9.9	25.0	NM

	6,095.9	5,641.1	8%

Operating profit	1,674.7	1,682.3	0%

Other income (expense):
Interest income	15.1	19.3	-22%
Interest expense	(163.0)	(96.1)	70%
Investment gains and (losses)	23.2	9.6	NM
Divestitures, net	15.8	265.1	NM

	(108.9)	197.9	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	1,565.8	1,880.2	-17%
Income taxes	422.7	514.3	-18%
Minority interest	(107.8)	(81.7)	32%
Equity earnings in affiliates	152.6	118.5	29%

Income from continuing operations	1,187.9	1,402.7	-15%
Income from discontinued operations, net of taxes of $0 and $21.3, respectively (a)	—	7.4	NM

Net income	$1,187.9	$1,410.1	-16%

Earnings per share from continuing operations:
Basic	$1.53	$1.69	-9%
Diluted	$1.51	$1.66	-9%
Earnings per share:
Basic	$1.53	$1.70	-10%
Diluted	$1.51	$1.67	-10%
Weighted-average shares outstanding:
Basic	778.9	830.5	-6%
Diluted	788.3	844.8	-7%
Shares outstanding at end of period	765.5	829.8	-8%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended September 30,
	2005	2004	Change
Revenues:
Payment Services	$1,138.5	$1,016.2	12%
Merchant Services	1,060.5	982.5	8%
Card Issuing Services	593.8	619.6	-4%

Subtotal segment revenues	2,792.8	2,618.3	7%
All Other and Corporate	54.6	65.2	-16%

	2,847.4	2,683.5	6%

Adjustments for items included in segment and All Other and Corporate revenues: (b)
Equity earnings in affiliates (c)	(67.9)	(54.2)	25%
Interest income	(5.6)	(8.1)	-31%
Eliminations (e)	(94.7)	(85.3)	NM

Consolidated revenue	$2,679.2	$2,535.9	6%

Operating profit: (f)
Payment Services	$360.5	$332.3	8%
Merchant Services	265.6	247.7	7%
Card Issuing Services	116.2	154.2	-25%

Subtotal segment operating profit	742.3	734.2	1%
All Other and Corporate	(31.8)	(8.5)	-274%

	710.5	725.7	-2%

Adjustments for items included in segment and All Other and Corporate operating profit: (b)
Equity earnings in affiliates	(59.4)	(46.2)	29%
Minority interest from segment operations (g)	39.9	33.1	21%
Eliminations (e)	(61.9)	(52.3)	NM
Interest expense	(59.9)	(34.0)	76%
Items excluded from segment operations (h)	(18.4)	(19.8)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$550.8	$606.5	-9%

Depreciation & Amortization:
Payment Services	$27.2	$26.6	2%
Merchant Services	95.3	91.4	4%
Card Issuing Services	59.1	65.0	-9%
All Other and Corporate	6.6	6.3	5%

Consolidated depreciation & amortization	$188.2	$189.3	-1%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Nine Months Ended September 30,
	2005	2004	Change
Revenues:
Payment Services	$3,250.9	$2,984.8	9%
Merchant Services	3,019.7	2,723.2	11%
Card Issuing Services	1,795.3	1,775.2	1%

Subtotal segment revenues	8,065.9	7,483.2	8%
All Other and Corporate	169.5	193.0	-12%

	8,235.4	7,676.2	7%

Adjustments for items included in segment and All Other and Corporate revenues: (b)
Equity earnings in affiliates (c)	(178.8)	(143.5)	25%
Interest income	(15.1)	(19.3)	-22%
Divested business (d)	—	58.1	NM
Eliminations (e)	(270.9)	(248.1)	NM

Consolidated revenue	$7,770.6	$7,323.4	6%

Operating profit: (f)
Payment Services	$1,013.9	$1,001.8	1%
Merchant Services	688.4	640.0	8%
Card Issuing Services	343.7	386.6	-11%

Subtotal segment operating profit	2,046.0	2,028.4	1%
All Other and Corporate	(80.9)	(51.2)	-58%

	1,965.1	1,977.2	-1%

Adjustments for items included in segment and All Other and Corporate operating profit: (b)
Equity earnings in affiliates	(152.6)	(118.5)	29%
Divested business (d)	—	11.2	NM
Minority interest from segment operations (g)	107.7	103.8	4%
Eliminations (e)	(180.8)	(156.4)	NM
Interest expense	(163.0)	(96.1)	70%
Items excluded from segment operations (h)	(10.6)	159.0	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$1,565.8	$1,880.2	-17%

Depreciation & Amortization:
Payment Services	$83.7	$76.5	9%
Merchant Services	284.2	260.5	9%
Card Issuing Services	190.4	186.4	2%
All Other and Corporate	20.2	19.9	2%
Divested business	—	2.7	NM

Consolidated depreciation & amortization	$578.5	$546.0	6%

(See accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

(a)	Discontinued operations consist of NYCE.

(b)	Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(c)	Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value.

(d)	The Company sold its 67% owned subsidiary, Global Cash Access, (“GCA”) in March 2004. Revenue and operating profit associated with GCA are excluded from segment results.

(e)	Represents elimination of adjustment to record Payment Services segment revenues and operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(f)	Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations, equity earnings in affiliates and the allocation of corporate overhead. Segment and All Other and Corporate operating profit excludes items discussed in note (h) below and interest expense.

(g)	Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (h) below.

(h)	Items, other than interest expense, excluded from segment operations consist of the following:

(in millions)	Three months ended September 30, 2005	Nine months ended September 30, 2005
Restructuring, net	$(4.1)	$(14.3)	Restructuring charges of $5.4 million and $17.1 million were recorded in the three and nine months ended September 30, 2005, offset with reversals of excess restructuring accruals of $1.3 million and $2.8 million for three and nine months, respectively.

Impairments	(27.6)	(26.8)	A loss of $27.6 million was recorded for the three months ended September 30, 2005 related to the impairment of goodwill and other assets related to the Company’s mobile payments business. A gain was also recorded during the nine months ended September 30, 2005 due to the subsequent sale of assets previously impaired.

Litigation and regulatory settlements	1.5	1.4	Charges recorded during the nine months ended September 30, 2005 relate to a regulatory settlement of $1.5 million offset by reversals of unutilized reserves for $2.9 million ($1.5 million in the third quarter) for the settlement of lawsuits all in the Payment Services segment.

Investment gains and (losses)	1.0	23.2	A gain of $21.4 million on the sale of CheckFree Corporation common stock was recorded during the nine months ended September 30, 2005 as well as the sale and impairment of other strategic investments.

Divestitures, net	9.3	15.8	Gains on the sales of small businesses and assets were recorded (including the sale of IBT interests) and certain excess divestiture accruals were reversed due to the expiration of certain contingencies during the three and nine months ended September 30, 2005.

Other	1.5	(9.9)	Other relates to the reimbursement to certain clients for the misallocation of certain pass through billings in the nine months ended September 30, 2005, the majority of which related to 2004, partially offset by reversals of $1.5 million of these charges in the third quarter.

	(18.4)	(10.6)
Minority interest	(0.1)	(0.1)

	$(18.5)	$(10.7)

(in millions)	Three months ended September 30, 2004	Nine months ended September 30, 2004
Restructuring, net	$(14.1)	$(50.9)	Restructuring charges of $14.4 million and $52.6 million were recorded in the three and nine months ended September 30, 2004, offset with reversals of excess restructuring accruals of $0.3 million and $1.7 million for three and nine months, respectively.

Impairments	(0.5)	(7.4)	Impairment charges were recorded for the three and nine months ended September 30, 2004 related primarily to software and goodwill as a result of business restructuring.

Litigation and regulatory settlements	(17.0)	(32.4)	Litigation charges were recorded in the second and third quarters related to the anticipated settlement of a lawsuit associated with the Merchant Services segment.

Investment gains and (losses)	11.8	9.6	Net investment gains relate to the $12.2 million gain on the sale of a strategic investment offset by losses on e-commerce businesses.

Divestitures, net	—	265.1	Divestitures related to the gain on the sale of GCA and the release of $1.3 million of divestiture accruals related to the expiration of certain contingencies.

Other	—	(25.0)	Other related to adjustments for TeleCheck accounting entries that originated primarily during 2002 and 2003.

	(19.8)	159.0
Minority interest	8.1	22.1

	$(11.7)	$181.1

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(Unaudited)

(in millions)

At September 30,	2005	2004	Change
Card accounts on file
Domestic cards	402.5	389.4	3%
International cards	34.0	34.8	-2%

Total	436.5	424.2	3%

For the Three Months Ended September 30:
Payment Services transactions:
Consumer-to-consumer money transfer (a)	30.32	24.79	22%
Consumer-to-business (b)	40.47	36.48	11%
North America merchant transactions (c)	5,943.1	5,240.9	13%
North America issuer transactions (d)	1,988.0	1,830.1	9%
For the Nine Months Ended September 30:
Payment Services transactions:
Consumer-to-consumer money transfer (a)	84.42	70.27	20%
Consumer-to-business (b)	119.07	108.92	9%
North America merchant transactions (c)	17,074.2	14,230.7	20%
North America issuer transactions (d)	5,821.6	4,894.8	19%

(a)	Consumer-to-consumer money transfer transactions include North America and international consumer money transfer services.

(b)	Consumer-to-business transactions include Quick Collect, EasyPay, PhonePay, Paymap’s Just-in-Time and Equity Accelerator services, and E Commerce Group’s Speedpay transactions directly processed by E Commerce Group.

(c)	North America merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (“EBT”), and processed-only or gateway customer transactions at the point of sale (“POS”). North America merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.

(d)	North America issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.

FIRST DATA CORPORATION

SUPPLEMENTAL METRICS

(Unaudited)

2005
At September 30,
Card accounts on file (in millions):
Bankcard	84.7
Retail	252.0
Debit	99.8

Total	436.5

For the Three Months Ended September 30:
Money transfer and bill payment:
Revenue growth	14%
Operating profit growth	16%
Money transfer:
U.S. consumer-to-consumer same store sales transaction growth	16%
International transaction growth	28%
International revenue growth	19%
Mexico transaction growth	20%
Mexico revenue growth	23%
North America merchant transactions:
PIN debit POS and network transaction growth	12%
Consolidated financial metrics (in millions):
Capital expenditures	$74
Dividends	$46
For the Nine Months Ended September 30:
Money transfer and bill payment:
Revenue growth	14%
Operating profit growth	16%
Money transfer:
U.S. consumer-to-consumer same store sales transaction growth	14%
International transaction growth	26%
International revenue growth	19%
Mexico transaction growth	19%
Mexico revenue growth	20%
North America merchant transactions:
PIN debit POS and network transaction growth	27%
Consolidated financial metrics (in millions):
Capital expenditures	$268
Dividends	$109